Exhibit 4.8

Cross Refernce Sheet Relating to Indenture filed as Exhibit 4.7

Trust Indenture Act               Indenture
Sections                          Section
- ----------------------            -------------

310    (a)(1)                     6.8
       (a)(2)                     6.8
       (a)(3)                     Not Applicable
       (a)(4)                     Not Applicable
       (b)                        1.7; 6.1(a); 6.9

311    (a)                        1.7; 6.1(a)
       (b)                        1.7; 6.1(a)

312    (a)                        15.1; 15.2; 1.7; 6.1(a)
       (b)                        1.7; 6.1(a)
       (c)                        1.7; 6.1(a)

313    (a)                        1.7; 6.1(a)
       (b)                        1.7; 6.1(a)
       (c)                        1.7; 6.1(a)

314    (a)                        1.7; 10.9; 1.1
       (b)                        Not Applicable
       (c)(1)                     1.2
       (c)(2)                     1.2
       (c)(3)                     Not Applicable
       (d)                        Not Applicable
       (e)                        1.2

315    (a)                        6.1(a)
       (b)                        6.2
       (c)                        6.1
       (d)                        6.1; 1.7
       (e)                        5.14

316    (a)                        1.1
       (a)(1)(A)                  5.2; 5.12
       (a)(1)(B)                  5.13
       (a)(2)                     Not Applicable
       (b)                        5.8
       (c)                        1.7

317    (a)(1)                     5.3
       (a)(2)                     5.4
       (b)                        10.3

318    (a)                        1.7